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EXHIBIT 23(b)
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
NEOGEN CORPORATION AND SUBSIDIARIES


We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement (Form S-8) of our report dated July 14, 2000, relating to the consolidated financial statements and schedule of Neogen Corporation and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2000.


                                                                BDO SEIDMAN, LLP


Troy, Michigan
August 28, 2002

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